                  -------------------------------------------------


                     SECURITY AGREEMENT and COLLATERAL ASSIGNMENT


                                        Among

                           FIRST TRUST NATIONAL ASSOCIATION
                                     ("Trustee"),

                              ECHOSTAR SPACE CORPORATION
                                     ("Grantor")

                                         and

                               ECHOSTAR DBS CORPORATION
                                     ("Grantor")



                                    June 25, 1997


                  -------------------------------------------------

         This SECURITY AGREEMENT and COLLATERAL ASSIGNMENT ("AGREEMENT"), dated as of June 25, 1997 between and among FIRST TRUST NATIONAL ASSOCIATION, as secured party and as trustee for the benefit of the holders of the Notes (as defined below) under the Indenture (as defined below) (the "TRUSTEE"), EchoStar Space Corporation, a Colorado corporation ("ECHOSTAR SPACE"), and EchoStar DBS Corporation, a Colorado corporation (the "ISSUER," and together with EchoStar Space, the "GRANTORS").

                                    RECITALS

         A. Pursuant to that certain Indenture dated as of June 25, 1997 by and between the Issuer and the Trustee, as trustee (the "INDENTURE"), the Issuer has issued its Senior Secured Notes due 2002 ("NOTES").

         B. Pursuant to a Satellite Escrow Agreement, the Issuer will be entitled, subject to certain conditions, to draw certain proceeds from the sale of the Notes for construction, launch or insurance of EchoStar IV (as defined below).

         C. The Grantors are each wholly-owned subsidiaries of EchoStar Communications Corporation ("ECHOSTAR").

         D. The Indenture requires that Grantor execute and deliver this Agreement.

                                   AGREEMENT

         In consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with the Trustee as follows:

         1. DEFINITIONS. Unless otherwise defined, all terms used herein which are defined in the Indenture shall have their respective meanings therein. The following terms shall have the respective meanings given:

         "COLLATERAL DOCUMENTS" has the meaning given in the Indenture.

         "ECHOSTAR IV" means the communications satellite of the Issuer described in the Offering Memorandum dated June 20, 1997 relating to the sale of the Notes, as EchoStar IV.

         "FCC" means the United States Federal Communications Commission.

         "GOVERNMENTAL AUTHORITIES" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental or quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, or any arbitrator with authority to bind a party at law.

         "LAUNCH CONTRACT" means the launch services contract for the launch of EchoStar IV.

         "PERSON" means any natural person, corporation, partnership, firm, association, Governmental Authority, or any other entity whether acting in an individual, fiduciary or other capacity.

         "SATELLITE CONTRACT" means the satellite construction contract for the construction of EchoStar IV.

         "SATELLITE ESCROW AGREEMENT" means the Satellite Escrow Agreement dated as of June 25, 1997 among First Trust National Association, as Escrow Agent and Trustee, and the Issuer.

         "TT&C AGREEMENT" means the tracking, telemetry and control services agreement to be entered into between the Issuer and AT&T Corp. or another recognized provider of tracking, telemetry and control services and any other tracking, telemetry and control agreement entered into by one or more Grantors at any time in connection with EchoStar IV.

         2.   ASSIGNMENT, PLEDGE AND GRANT OF SECURITY INTEREST.

         (a) To secure the timely payment and performance of the Obligations (as defined below), each Grantor does hereby assign as collateral, grant a security interest in, and pledge, to the Trustee, on behalf of the holders of the Notes, all the estate, right, title and interest of such Grantor, whether now owned or hereafter acquired, in, to and under:

              (i) the following agreements and documents, as amended from time to time (individually, an "ASSIGNED AGREEMENT," collectively, the "ASSIGNED AGREEMENTS") and all of Grantor's rights thereunder:

                   (A)  the Satellite Contract;

                   (B)  the Launch Contract;

                   (C)  the TT&C Agreement;

                   (D) all casualty insurance policies maintained or required to be maintained under the Indenture with respect to EchoStar IV or other tangible property included in the Collateral, including the Launch Insurance and all in-orbit insurance and all loss proceeds and other amounts payable to Grantor thereunder, and all eminent domain proceeds;

                   (E) any lease or sublease agreements or easement agreements relating to ground stations, or any part thereof, or any ancillary facilities, to which Grantor may be or become a party, and in each case which are used in the telemetry, tracking and control of EchoStar IV; and

                   (F) all amendments, supplements, substitutions and renewals to any of the aforesaid agreements.

              (ii) the proceeds of all of the foregoing (all of the collateral described in clause (i) being herein collectively referred to as the "COLLATERAL"), including (A) all rights of Grantor to receive moneys due and to become due under or pursuant to the Collateral, (B) all rights of Grantor to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the Collateral or to receive condemnation proceeds, (C) all claims of Grantor for damages arising out of or for breach of or default under the Assigned Agreements or any other Collateral, (D) all rights of Grantor under the Assigned Agreements, including rights to perform thereunder and to compel performance and otherwise exercise all remedies thereunder and (E) to the extent not included in the foregoing, all proceeds receivable or received when any and all of the foregoing Collateral is sold, collected, exchanged or otherwise disposed, whether voluntarily or involuntarily.

         (b) Notwithstanding the foregoing grant, (i) the Trustee shall be deemed to have released, without further action whatsoever, its security interest in any asset the sale of which is not prohibited by the Indenture, upon the sale of such asset, and (ii) the Trustee shall execute such documents and instruments as shall be reasonably requested by any of the Grantors to effectuate the foregoing clause (i).

         (c) In order to effectuate the foregoing, each of the Grantors have heretofore represented and warranted or concurrently herewith represent and warrant that they have delivered true and correct copies of each of the Launch Contract, Satellite Contract and the contract for Launch Insurance and there have been no amendments, alterations, modifications or waivers thereto or in the exhibits or schedules thereto that have not been delivered therewith.

         (d) Anything herein contained to the contrary notwithstanding, each of the Grantors shall remain liable under each of the Assigned Agreements, to perform all of the obligations undertaken by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Trustee shall have no obligation or liability under any of such Assigned Agreements by reason of or arising out of this Agreement, nor shall the Trustee be required or obligated in any manner to perform or fulfill any obligations of any Grantor thereunder or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         (e) Subject to the terms of the Indenture, upon the occurrence and during the continuance of an Event of Default, each of the Grantors does hereby constitute the Trustee, acting for and on behalf of the Noteholders, the true and lawful attorney of such Grantor, irrevocably, with full power (in the name of such Grantor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Assigned Agreements or any of the other Collateral, including any insurance policies, to elect remedies thereunder, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings in connection therewith which the Trustee may deem to be necessary or advisable; provided, however, that the Trustee shall give any Grantor notice of any action taken by it as such Grantor's attorney-in-fact promptly after taking any such action.

         (f)  If any default by any Grantor under any of the Assigned
Agreements shall occur, the Trustee shall, at its option, be permitted (but shall not be obligated) to remedy any such default by giving written notice of such intent to the applicable Grantor and to the parties to each Assigned Agreement in default. Any curing by the Trustee of any Grantor's default under any of the Assigned Agreements shall not be construed as an assumption by the Trustee of any obligations, covenants or agreements of such Grantor under such Assigned Agreements, and the Trustee shall not incur any liability to such Grantor or any other Person as a result of any actions undertaken by the Trustee in curing or attempting to cure any such default. This Agreement shall not be deemed to release or to affect in any way the obligations of any Grantor under the Assigned Agreements assigned by such Grantor.

         3. OBLIGATIONS SECURED. This Agreement secures (i) the payment and performance of all obligations of the Issuer, now existing or hereafter arising, under the Indenture and (ii) the payment and performance of any Supplemental Indenture (such obligations being herein called the "OBLIGATIONS").

         4. EVENTS OF DEFAULT. The occurrence of an Event of Default under and as defined in the Indenture, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute an Event of Default hereunder.

         5.   REMEDIES.

         (a) If any Event of Default has occurred and is continuing, the Trustee may, subject to any applicable requirement of obtaining prior approval from the FCC, and any applicable restrictions of the Communications Act and the FCC Rules (i) declare the Notes to be due and payable immediately in accordance with the provisions of the Indenture; (ii) proceed to protect and enforce the rights vested in it by this Agreement, including the right to cause all revenues hereby pledged as security and all other moneys pledged hereunder to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement contained in any of the Assigned Agreements, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law; (iii) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any Obligations or rights included in the Collateral, or to foreclose or enforce any other agreement or other instrument by or under or pursuant to which such Obligations are issued or secured, subject in each case to the provisions and requirements thereof; (iv) sell or otherwise dispose of any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices as the Trustee may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute, rule or regulation, ncluding any applicable FCC regulation and cannot be waived), it being agreed that the Trustee may be a purchaser on behalf of the holders of Notes at any such sale and that the Trustee or anyone else who may be the purchaser of any or all of the Collateral so sold shall thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption, of any Grantor, any such demand, notice or right and equity being hereby expressly waived and released to the extent permitted by law; (v) incur expenses, including attorneys' fees, consultants' fees, and other costs appropriate to the exercise of any right or power under this Agreement; (vi) perform any obligation of any Grantor hereunder or under any other agreement of such Grantor, and make payments, purchase, contest or compromise any Lien, and pay taxes and expenses, without, however, any obligation so to do; (viii) take possession of the Collateral and render it usable, and repair and renovate the same, without, however, any obligation so to do, and enter upon any location where the same may be located for that purpose, control, manage, operate, rent and lease the Collateral, collect all rents and income from the Collateral and apply the same to reimburse the Trustee and the holders of Notes for any cost or expenses incurred hereunder or under the Indenture and to the payment or performance of any of any Grantor's obligations hereunder or under the Indenture, and apply the balance to the Notes as provided in the Indenture and any remaining excess balance to whomsoever is legally entitled thereto; (viii) secure the appointment of a receiver of the assets of any Grantor or any part thereof and/or the Collateral or any part thereof; or (ix) exercise any other or additional rights or remedies granted to a secured party under the Uniform Commercial Code. If, pursuant to applicable law, rule or regulation prior notice of any such action is required to be given to any Grantor, such Grantor hereby acknowledges that the minimum tme required by such applicable law, rule or regulation or if no minimum is specified, fifteen
(15) business days, shall be deemed a reasonable notice period.

         (b) All costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee in connection with any such suit or proceeding, or in connection with the performance by the Trustee of any of any Grantor's agreements contained in any exercise of its rights or remedies hereunder, including any of the Assigned Agreements pursuant to the terms of this Agreement, together with interest thereon (to the extent permitted by law) computed at a rate per annum equal to the interest rate on the Notes from the date on which such costs or expenses are incurred to the date of payment thereof, shall constitute additional indebtedness secured by this Agreement and shall be paid by such Grantor to the Trustee on behalf of the Noteholders on demand.

         6.   REMEDIES CUMULATIVE; DELAY NOT WAIVER.

         (a) No right, power or remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Trustee, may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

         (b) No delay or omission of the Trustee to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee.

         7.   COVENANTS. Each Grantor covenants as follows:

         (a) Grantor will not directly or indirectly create, incur, assume or suffer to exist any Liens (except for Permitted Liens) on or with respect to any property or assets constituting a part of the Collateral and Grantor will at its own cost and expense promptly take such action as may be necessary to discharge any such Liens (other than Permitted Liens) on or with respect to any properties or assets constituting a part of the Collateral assigned by such Grantor.

         (b) Any action or proceeding to enforce this Agreement or any Assigned Agreement may be taken by the Trustee either in Grantor's name or in the Trustee's name, as the Trustee may deem necessary.

         (c) Grantor shall not modify, amend, terminate, waiver or supplement any provision of any Assigned Agreement, if any such modification, amendment, termination, waiver or supplement would adversely affect the interest of the Trustee on behalf of the holders of the Notes in a degree greater than the manner in which it adversely affects Grantor.

         (d) Grantor shall pay, before the imposition of any fine, penalty, interest or cost attached thereto, all taxes, assessments and other governmental or non-governmental charges or levies now or hereafter assessed or levied against the Collateral or upon the security interest provided for herein (except for Liens for taxes and assessments not then delinquent or which Grantor may, pursuant to the definition of "Permitted Liens" in the Indenture, permit to remain unpaid or any charge being contested in good faith for which an adequate reserve has been established), as well as pay, or cause to be paid, all claims for labor, materials or supplies which, if unpaid, might become a prior Lien (other than a Permitted Lien) thereon.

         (e) Grantor shall keep the Collateral, or cause the same to be kept, in good operating condition consistent with reasonable and prudent business practices.

         8. REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants as follows:

         (a) Each Assigned Agreement in which Grantor has rights in effect on the date hereof has been duly authorized, executed and delivered by all parties thereto and is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, subject to applicable communications bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, and to the exercise of judicial discretion in accordance with general principles of equity. There exists no default under any such Assigned Agreement by Grantor, or to the best of Grantor's knowledge, by the other parties thereto.

         (b) No effective financing statement or other instrument similar in effect covering all or any part of Grantor's interest in the Collateral is on file in any recording office, except such as may have been filed pursuant to this Agreement or pursuant to the documents evidencing Permitted Liens. The provisions of this Agreement are effective to create in favor of the Trustee a valid security interest in the Collateral (to the extent that the Grantor has rights therein) and, upon the filing of UCC-1 Financing Statements in the filing offices identified on SCHEDULE I in respect of such portions of the Collateral in which a security interest may be perfected as a result of such filing, the Trustee will have a valid and perfected security interest in the Collateral, to the extent that the Grantor has rights therein (other than proceeds, to the extent Section 9-306 of the Uniform Commercial Code as in effect in the relevant jurisdiction(s) is not complied with in respect to such proceeds), subject to no other Liens except Permitted Liens (as defined in the Indenture), and first priority except to the extent of Permitted Liens described in the Indenture.

         (c) Grantor is lawfully possessed of ownership of the Collateral (provided that Grantor's rights in certain permits and licenses may, under applicable law, not be characterized as ownership interests) and has full right, title and interest in all rights purported to be granted to it under the Assigned Agreements. Grantor has full power and lawful authority to grant and assign the Collateral (as collateral) hereunder. Grantor will, so long as any Obligations shall be outstanding, warrant and defend its title to the Collateral against the claims and demands of all Persons whomsoever.

         (d) Grantor has not assigned any of its rights under the Assigned Agreements except as provided in this Agreement. Grantor will not make any other assignment of its rights under the Assigned Agreements.

         (e) Grantor shall use its best efforts to obtain any required consents necessary to effect the collateral assignment of the Satellite Contract, the Launch Contract and the contract for Launch Insurance, in each case within 60 days after the date hereof and substantially in the form of EXHIBIT A hereto.

         (f) All subsidiaries of Grantor are listed in Paragraph 1 of SCHEDULE II; all names of Grantor's predecessors-in-interest are listed in Paragraph 2 of
SCHEDULE II; and all names under which Grantor does business are listed in Paragraph 3 of SCHEDULE II.

         (g) Grantor's place of business, or if Grantor has more than one place of business, Grantor's chief executive office, is set forth in Paragraph 4 of SCHEDULE II.

         (h)  Except for the filing or recording of the UCC Financing
Statements described in Section 8(b) and the notice requirements contained in any applicable FCC regulation and except as otherwise described in Section 11, no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant by Grantor of the security interest in the Collateral pursuant to this Agreement or for the execution, delivery or performance of this

Agreement by Grantor, or (ii) for the perfection of such security interest or the exercise by the Trustee of the rights and remedies provided for in this Agreement.

         (i) The execution, delivery and performance by Grantor of this Agreement and the consummation of the transactions contemplated hereby (including the creation of the Liens granted hereunder) will not (i) violate Grantor's constituent organizational documents, (ii) violate any order, judgment or decree of any Governmental Authorities binding on Grantor or any property or assets of Grantor, (iii) violate or conflict with any law, rule, regulation, or Permit applicable to Grantor or any of its properties, (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which Grantor is a party or pursuant to which any of its properties or assets are bound, (v) result in or require the creation or imposition of any Lien upon any material properties or assets of Grantor (other than the creation of the Liens granted hereunder), or (vi) require any approval or consent of Grantor's owners; PROVIDED, HOWEVER, that the exercise of security interests and/or of powers granted the Trustee upon the Event of Default is subject to the requirements and limitations of the Communications Act and the FCC Rules including, without limitation, the requirement of obtaining prior FCC approval to any transfer of control, as the term "control" is used in the Communications Act and construed by the FCC, and the restrictions on alien ownership and control established by the Communications Act and the FCC Rules.

         9.   FURTHER ASSURANCES.

         (a) Each Grantor agrees that from time to time, at its expense, it will promptly (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, and take such other actions, as may be reasonably necessary or as the Trustee may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted by such Grantor hereby; and (ii) if any Collateral shall be located outside the United States, but on the Earth, while title therein is vested in it, ensure that prior to such time as such Collateral leaves the United States, all necessary steps are taken to perfect the Trustee's security interest therein pursuant to local law. Notwithstanding any other provision of this Agreement, neither Grantor shall be required to perfect the Trustee's security interest in jurisdictions located outside the United States, but on the Earth, except that each Grantor shall exercise reasonable efforts to perfect the Trustee's security interest in jurisdictions where such Grantor has major warehouses.

         (b) Each Grantor hereby authorizes the Trustee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without its signature where permitted by law. Copies of any such statement or amendment thereto shall promptly be delivered to the applicable Grantor.

         (c) Each Grantor shall pay all filing, registration and recording fees or refiling, re-registration and re-recording fees, and all expenses incident to the execution and acknowledgment of this Agreement, any assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto and any instruments of further assurance.

         10. PLACE OF PERFECTION. Each Grantor shall give the Trustee at least thirty (30) business days' notice before it changes the location of its chief executive office, or its name, identity or structure, and shall, at its expense, execute and deliver such instruments and documents as are required to maintain the priority and perfection of the security interest granted hereby. Neither Grantor shall change the location of its principal place of business or chief executive office to any location outside of the United States unless the Trustee is reasonably satisfied (based upon advice of legal counsel) that the security interest created under this Agreement will not be adversely affected or impaired.

         11.  FCC MATTERS.

         (a) If an Event of Default shall have occurred and be continuing, Grantor shall take any action which the Trustee may request in the exercise of the Trustee's rights and remedies under this Agreement to transfer and assign to the Trustee, or to such one or more third parties as the Trustee may designate, or to a combination of the foregoing, the Collateral; PROVIDED, HOWEVER, that the Trustee shall provide at least ten days' prior written notice to the FCC and to the Pledgor before taking any action which may result in repossession of any Pledged Collateral where required by FCC rules and regulations and not waivable by Pledgor. To enforce the provisions of this Section 11, the Trustee is hereby empowered to seek from the FCC any approvals required by the Communications Act or the FCC rules and regulations including, but not limited to, approval of an involuntary transfer of control of any FCC license for the purpose of seeking a BONA FIDE purchaser to whom control of such license will ultimately be transferred. Each Grantor hereby agrees to authorize such an involuntary transfer of control of such FCC license upon the request of the Trustee. Upon the occurrence and continuation of an Event of Default, each Grantor shall use its best efforts to assist in obtaining approval of the FCC, if required, for any action or transactions contemplated by this Agreement, including the preparation, execution and filing with the FCC of such Grantor's portion of any application or applications for consent to transfer of control necessary or appropriate under the FCC's rules and regulations for approval of the transfer or assignment of any portion of the Collateral.

         (b) Each Grantor acknowledges that any necessary FCC approvals and FCC authorization for the transfer of control of the licenses of such Grantor are integral to the Trustee's realization of the value of the Collateral for the benefit of the holders of the Notes, that there is no remedy at law for failure by such Grantor to comply with the provisions of this Section 11 and that such failure would not be adequately compensable in damages, and therefore each Grantor agrees that its agreements contained in this Section 11 may be specifically enforced.

         (c) Notwithstanding anything to the contrary contained in this Agreement, the Trustee shall not, without first obtaining approval of the FCC, take any action pursuant to this Agreement, including, but not limited to, any action which would constitute or result in any assignment of an FCC license or transfer of control of any Grantor if such action would require, under then existing law (including the written rules and regulations of the FCC), the prior approval of the FCC; nor shall any rights hereunder be deemed vested in the Trustee if such vesting would require prior FCC approval or would be deemed to result in an assignment of an FCC license or transfer of control of any Grantor, if such assignment or transfer would require the prior approval of the FCC, unless and until such approval is obtained.

         (d) Each Grantor consents to the transfer of control or assignment of the Collateral to a receiver, trustee, transferee, or similar official or to any purchaser of the Collateral pursuant to any public or private sale, judicial sale, foreclosure or exercise of other remedies available to the Trustee as permitted by applicable law; PROVIDED, HOWEVER, that the Trustee shall provide at least ten days' prior written notice to the FCC and to the Pledgor before taking any action which may result in repossession of any Pledged Collateral where required by FCC rules and regulations and not waivable by Pledgor.

         (e) Notwithstanding anything to the contrary contained in this Agreement, prior to the occurrence of an Event of Default and compliance with all applicable laws by the Trustee, this Agreement and the transactions contemplated hereby do not, will not, and are not intended to, constitute, create or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of any Grantor by the Trustee or control, affirmative or negative, direct or indirect, of any Grantor, over the management or any other aspect of the operation of such Grantor, which ownership and control remain exclusively and at all times in such Grantor. Notwithstanding any other provision of this Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote or consent with respect to, any of the Collateral as provided herein or any other action taken or proposed to be taken by the Trustee hereunder which would affect the operational, voting, or other control of any Grantor or any of the Subsidiaries, shall be effected pursuant to Section 310(d) of the Communications Act of 1934, as amended, and to the applicable rules and regulations thereunder.

         (f) There shall be no communications between the Pledgor and the Trustee whereby the Trustee shall influence the management and/or operation of any and all facilities subject to Title III of the Communications Act.

         12.  MISCELLANEOUS.

         (a) NOTICES. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received, regardless of when and whether received, either: (a) on the day of hand delivery; or (b) on the third business day after the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as follows:

         To the Trustee:

         First Trust National Association
         180 East Fifth Street
         Saint Paul, MN 55101
         Attn: Corporate Trust Administration

         To Grantors:

         EchoStar DBS Corporation
         90 Inverness Circle East
         Englewood, CO 80112
         Attn: David K. Moskowitz

         and

         EchoStar Space Corporation
         90 Inverness Circle East
         Englewood, CO 80112
         Attn: David K. Moskowitz

or at such other address as the specified entity most recently may have designated in writing in accordance with this section to the others.

         (b) HEADINGS. The headings in this Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Agreement.

         (c) SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

         (d) AMENDMENTS, WAIVERS AND CONSENTS. Any amendment or waiver of any provision of this Agreement and any consent to any departure by any Grantor from any provision of this Agreement shall be effective only if made or given in compliance with all of the terms and provisions of the Indenture.

         (e) INTERPRETATION OF AGREEMENT. Time is of the essence in each provision of this Agreement of which time is an element.

         (f) CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment and performance in full of the Obligations, (ii) be binding upon each Grantor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and its successors, transferees and assigns.

         (g) REINSTATEMENT. To the extent permitted by law, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Trustee in respect of the Obligations is rescinded or must otherwise be restored or returned by the Trustee, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Grantor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for any Grantor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

         (h) SURVIVAL OF PROVISIONS. All representations, warranties and covenants of any Grantor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by such Grantor of the Obligations secured hereby.

         (i) AUTHORITY OF THE TRUSTEE. Subject to any applicable requirement of prior FCC approval and any applicable restrictions established by the Communications Act and the FCC Rules, the Trustee shall have and be entitled to exercise all powers hereunder which are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to any Grantor for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct, not shall the Trustee be responsible for the validity, effectiveness or sufficiency of this Agreement or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. Each Grantor agrees to indemnify and hold harmless the Trustee and any other Person from and against any and all costs, expenses (including reasonable fees, expenses and disbursements of attorneys and paralegals (including, without duplication, reasonable charges of inside counsel)), claims and liabilities incurred by the Trustee or such Person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Trustee or such Person.

         (j)  RELEASE; TERMINATION OF AGREEMENT.  Subject to the provisions of
Section 12(g), this Agreement shall terminate upon full and final payment and performance of all the Obligations. At such time, the Trustee shall, at the request and expense of any Grantor, promptly reassign and redeliver to such Grantor all of the Collateral hereunder which has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee, except as to the absence of any prior assignments by the Trustee of its interest in the Collateral, and shall be at the expense of Grantor.

         (k) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original but all of which shall together constitute one and the same agreement.

         (l)  WAIVERS.  EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

              (i) EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 5(a) AND 11(a), WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY

KIND PRIOR TO THE EXERCISE BY THE TRUSTEE OF ITS RIGHTS FROM AND AFTER AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL. GRANTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON COLLATERAL, TO ENFORCE ANY JUDGMENT OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT;

              (ii) WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING;

             (iii) WAIVES DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND
ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT EXCEPT FOR NOTICES REQUIRED UNDER THE COMMUNICATIONS ACT AND/OR THE FCC RULES WHICH ARE NOT WAIVABLE BY PLEDGOR; AND

              (iv) WAIVES PRESENTMENT AND DEMAND FOR PAYMENT OF ANY OF THE OBLIGATIONS, PROTEST AND NOTICE OF DISHONOR OR DEFAULT WITH RESPECT TO ANY OF THE OBLIGATIONS.

         (m) GOVERNING LAW. The validity, interpretation and enforcement of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

         IN WITNESS WHEREOF, Grantors and the Trustee have caused this Security Agreement and Collateral Assignment to be duly executed as of the day and year first above written.


                                   ECHOSTAR SPACE CORPORATION,
                                    a Colorado corporation


                                   By: /s/ DAVID K. MOSKOWITZ
                                       -------------------------------------
                                       Name:  David K. Moskowitz
                                       Title: Senior Vice President, General
                                              Counsel and Secretary


                                   ECHOSTAR DBS CORPORATION,
                                    a Colorado corporation



                                   By: /s/ DAVID K. MOSKOWITZ
                                       -------------------------------------
                                       Name:  David K. Moskowitz
                                       Title: Senior Vice President, General
                                              Counsel and Secretary


                                   FIRST TRUST NATIONAL
                                    ASSOCIATION, as Trustee


                                       ------------------------------------
                                       By: /s/ RICHARD PROKOSCH

                                       Name:  Richard Prokosch
                                       Title: Senior Vice President, General
                                              Counsel and Secretary

                                      SCHEDULE I

                                UCC-1 FILING LOCATIONS

1.  Secretary of State of the State of Colorado

2.  Secretary of State of the State of Maryland

3.  Secretary of State of the State of Delaware

4   Secretary of State of the State of New York

5.  Secretary of State of the State of New Jersey

6.  Secretary of State of the State of California

                                     SCHEDULE II

                              MISCELLANEOUS DISCLOSURES


(1) SUBSIDIARIES (Section 8(f)):

    DirectSat Corporation
    Dish, Ltd.
    E-Sat, Inc. (80% owned by Dish, Ltd.)
    Echo Acceptance Corporation
    Echonet Business Network, Inc.
    Echosphere Corporation
    Echosphere de Mexico, S. de R.L. de C.V.
    EchoStar Capacity Corporation
    EchoStar Indonesia, Inc.
    EchoStar International Corporation
    EchoStar International (Mauritius) Limited
    EchoStar Manufacturing and Distribution Private Limited (India)
    EchoStar North America Corporation
    EchoStar Real Estate Corporation
    EchoStar Satellite Broadcasting Corporation
    EchoStar Satellite Corporation
    FlexTracker Sdn. Bhd.
    Houston Tracker Systems, Inc.
    HT Ventures, Inc.
    Lenson Heath USA, Ltd. (a partnership)
    Satellite Source, Inc.
    Satrec Mauritius Limited (40% owned by EchoStar International Corporation)

(2) PREDECESSORS-IN-INTEREST (Section 8(f)):

    None

(3) DBA'S (Section 8(f)):

    None

(4) PLACE OF BUSINESS OR CHIEF EXECUTIVE OFFICE (Section 8(g)):

    90 Inverness Circle East
    Englewood, Colorado  80112

                                      EXHIBIT A

                                CONSENT AND AGREEMENT


         This CONSENT AND AGREEMENT (this "CONSENT AND AGREEMENT") is executed by the Undersigned (as defined below) for the benefit of FIRST TRUST NATIONAL ASSOCIATION (the "TRUSTEE"), as Trustee under a certain Indenture ("INDENTURE") between the Trustee and EchoStar DBS Corporation, a Colorado corporation (the "ISSUER") and secured party under a Security Agreement of even date therewith ("SECURITY AGREEMENT") and is acknowledged and agreed to by the Company (as defined below).

The "UNDERSIGNED" is ____________________________________________________,

a _____________________________________________________________________.


                                       RECITALS

         A. The Undersigned and the Company have entered into the following agreement (including the amendments, if any, listed as items (2) and beyond, and as such agreement may have been amended from time to time, the "CONTRACT"):

         (1) _____________________ between the Undersigned and __________________ (the "COMPANY") dated as of _______________.

         B. Pursuant to the Security Agreement, the Company has assigned its interest under the Contract to the Trustee as collateral for the Company's obligations with respect to the Senior Secured Notes of the Issuer ("NOTES") and certain other obligations, all as set forth in the Indenture.

         NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy is hereby acknowledged, the Undersigned agrees as follows:

         1. The Undersigned acknowledges and consents to the collateral assignment referred to in Recital B, constituting any consent required under the Contract.

         2. The Undersigned acknowledges and, upon an Event of Default under the Indenture, consents to the foreclosure upon the Contract by the Trustee or its designee, successor or assignee, and subject to the Undersigned's consent, which consent shall not be unreasonably withheld, the consequent replacement of the Company under the Contract by the Trustee, its designee, successor or assignee, or another purchaser or assignee. For purposes of this Paragraph 2, the failure to provide such consent shall presumptively be deemed to be unreasonable where (a) all reasonable requirements imposed by the Undersigned as a result of any rule, regulation or law to which it is bound have been satisfied and (b) any successor to the Company under the Contract (i) expressly assumes the Company's obligations thereunder for the benefit of the Undersigned, (ii) succeeds to substantially all of the right, title, and interest in and to all assets of the Company reasonably necessary for such successor to perform its obligations under the Contract and (iii) is at least as creditworthy as the Company at the time it originally executed the Contract; provided, however, that any replacement of the Company under the contract as permitted hereunder shall be effective only following written notice to the Undersigned of such foreclosure (the "FORECLOSURE NOTICE").
Upon such succession and assumption by a party other than the Trustee, the Trustee shall be released from any further liability under the Contract.

         3. Following the delivery to the Underwriter of the Foreclosure Notice, the Trustee shall be entitled to exercise all rights and to cure any defaults of the Company under the Contract pursuant to the terms thereof. Upon receipt of notice from the Trustee, the Undersigned agrees to accept such exercise and cure by the Trustee and to render all or any part of the performance due by the Undersigned under the Contract to the Trustee. The Undersigned agrees to make all payments to be made by it under the Contract directly to the Trustee upon receipt of the Trustee's written instructions.

         4. The Undersigned shall not terminate the Contract by reason of any default by the Company without first giving the Trustee at least 30 days prior written notice of its intention to terminate the Contract and permitting the Trustee to cure such default during such 30-day period or, in the event that the Trustee is prohibited by applicable law from curing such default during such 30-day period, such longer period as shall be reasonably necessary. During any such period for cure, the Undersigned shall be entitled to suspend its activities or reschedule any launch as provided in Paragraph __ of the Contract.

         5. In the event that the Contract is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding and if, within forty-five (45) days after such rejection, the Trustee or its successors or assigns shall so request, the Undersigned will execute and deliver to the Trustee a new Contract, which Contract shall be on the terms and conditions as the original Contract for the remaining term of the Contract before giving effect to such termination, subject to the proviso contained in paragraph 4 above.

         6. In any event that the Contract is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding and if, within forty-five (45) days after such rejection, the Trustee or its successors or assigns so request, the Undersigned shall after all final obligation of the Company and the Trustee have been cured, executed and deliver to the Trustee Undersigned will cooperate with the Trustee or its successor or assign in preparing and executing a new contract with terms substantially identical to the Contract, except relating solely to EchoStar IV, and for purposes of this Consent and Agreement, the term "Contract" shall refer to such new contract.
The parties acknowledge and agree that, upon a foreclosure upon the Contract by the Trustee, the Company will retain, and this Consent and Agreement shall not affect, the Company's rights and obligations under the original Contract with respect to launches other than EchoStar IV.

         7. The Undersigned agrees to provide the Trustee with all written notices relating to any material breach by the Company under the Contract, provided that the Undersigned has been provided with an address to which such notices shall be sent.

         8.   The Undersigned represents and warrants that:

           i. As of the date hereof, the Contract is in full force and effect and has not been amended, supplemented or modified except pursuant to the amendments listed in Paragraph A; and

          ii. This Consent and Agreement shall be binding upon and benefit the successors and assigns of the Undersigned, the Company, the Trustee and their respective successors, transferees and assigns. No termination, amendment, variation or waiver of any provisions of this Consent and Agreement shall be effective unless in writing and signed by the party to be bound thereby. This Consent and Agreement shall be governed by the laws of the State of New York.

         iii. This Consent and Agreement may be executed in one or more duplicate counterparts, and when executed and delivered by all the parties listed below, shall constitute a single binding agreement.

         IN WITNESS WHEREOF, the Undersigned by its officer thereunto duly authorized, has duly executed this Consent and Agreement on the date set forth below.


Dated:           , 1997              ------------------------------
      -----------

                                     By: --------------------------
                                         Name:
                                         Title:

Accepted and agreed to:


[INSERT NAME OF COMPANY]



By:
    -------------------------------
    Name:
    Title: